DELMARVA
                                                                      POWER
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Dale G. Stoodley                             800 King Street . P.O. Box 231
Vice President and General Counsel                    Wilmington, DE  19899
                                                             (302) 429-3757
                                                         Fax (302) 429-3801


                                                                EXHIBIT 5-A
                                                                -----------


                                                  January 30, 1997




          Delmarva Power & Light Company
          800 King Street
          P. O. Box 231
          Wilmington, DE  19899


                    Re:  Registration on Form S-8 of 400,000
                         Shares of Common Stock to be Issued
                         Pursuant to a Long-Term Incentive Plan
                         --------------------------------------

          Ladies and Gentlemen:

                    In connection with the registration by Delmarva Power & Light Company (the "Company") of 400,000 shares of its Common Stock, par value $2.25 per share (the "Shares"), under the Delmarva Power & Light Company Long-Term Incentive Plan (the "Plan") pursuant to the Registration Statement to be filed on Form S-8 on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), the corporate proceedings and other actions taken by the Company with respect to the authorization and issuance of the Shares have been reviewed by me or taken under my advice and direction as General Counsel.

                    I am of the opinion that, when the Registration Statement on Form S-8 with respect to the Shares being filed with the Securities and Exchange Commission under the Act has been filed and become effective, and so long as the Orders of the Delaware Public Service Commission and the Virginia State Corporation Commission (Order No. 3137 in PSC Docket No. 90-3 dated March 13, 1990, and Case No. PUA900014 dated March 27, 1990, respectively, each of which currently remains in full force and effect), or any subsequent Orders of such commissions, are in effect, then:

                    (1) the Shares may be issued for the purposes and upon the terms stated in the Registration Statement; and

                    (2) when so issued and paid for, the Shares will be validly issued, fully paid and non-assessable capital stock of the Company.

                    To the extent that matters addressed in this opinion are governed by Virginia law, I have relied on the accompanying opinion of the Company's Assistant General Counsel, Peter F. Clark. I hereby authorize and consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and to any references to me in the Registration Statement.


                                             Very truly yours,

                                             /s/ Dale G. Stoodley

                                             Dale G. Stoodley